Form N-SAR

Name of Registrant:             SunAmerica Style Select Series

Name of Portfolio:              Focused Large-Cap Value Portfolio

Issuer:                         Wellchoice, Inc.

Date of Offer:		                        11/07/2002

Principal Amount of Total Offering:             $417,369,575

Unit Price:                                     $25.00

Underwriting Spread or Commission:              $1.4875 / Share

Dollar Amount of Purchase:                      $62,500

Number of Shares Purchased:                     2,500 Shares

Offering Type:                                  U. S. Registered

Years of Continuous Operations:         The company has been in
continuous operation for greater than 3 years.

Name(s) of Underwriter(s) or
    Dealer(s) from whom Purchased:              Credit Suisse First Boston

Underwriting Syndicate Members:
UBS Warburg
Bear, Sterns & Co., Inc.
Morgan Stanley Dean Witter, Inc.
Goldman, Sachs & Co.
JP Morgan
Salomon Smith Barney
Blaylock & Partners, L.P.
The Williams Capital Group, L.P.

Name of Registrant:             SunAmerica Style Select Series

Name of Portfolio:              SunAmerica Value Portfolio

Issuer:                         Platinum Underwriters Holdings, Ltd.

Date of Offer:		                        10/28/03

Principal Amount of Total Offering:             $777,285,000

Unit Price:                                     $22.50

Underwriting Spread or Commission:              $1.2375 / Share

Dollar Amount of Purchase:                      $382,500

Number of Shares Purchased:                     17,000 Shares

Offering Type:                                  U. S. Registered

Years of Continuous Operations:         The company has been in
continuous operation for greater than 3 years.

Name(s) of Underwriter(s) or
    Dealer(s) from whom Purchased:              Goldman, Sachs & Co.

Underwriting Syndicate Members:
Merrill Lynch, Pierce, Fenner & Smith, Inc.
Salomon Smith Barney, Inc.
Bank of America Securities, LLC
Credit Suisse First Boston Corp.
J.P. Morgan Securities, Inc.